UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 17, 2014 (September 12, 2014)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)	87-0400335 (IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including zip code)

voice:  (713) 353-9400

fax:  (713) 353-9421

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a)                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Board of Directors of Hyperdynamics Corporation (the “Company”) held on September 12, 2014, Lord David Owen, a director, informed the other Board members of his intent to resign from the Board effective September 16, 2014.  Lord Owen stated his view that the Company should do more to promptly reduce expenses.  In his resignation letter, which is attached as an exhibit to this Report, Lord Owen stated, “it is obvious to me that the Company will have to substantially reduce its cash outflows and in that process there will need to be reductions in the size of the Board commensurate with the size of the Company. As part of that process I have decided to resign from the Board, but I will still remain a shareholder.  I believe these reductions should begin as soon as possible, and accordingly, I have decided to resign from the Board effective today.”

Lord Owen has received a copy of this Report prior to filing of the Report with the SEC, and he has informed us that he agrees with the statements made in this Report.

At the time of his resignation, Lord Owen served as a member of two committees of the Board:  the Nominating and Corporate Governance Committee, and the Government Relations Committee.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 17	Resignation Letter of Lord David Owen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	September 17, 2014	By:	/s/ Ray Leonard
		Name:	Ray Leonard
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 17	Resignation Letter of Lord David Owen